As filed with the Securities and Exchange Commission on _____________, 2009 Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRIM HOLDING GROUP

(Exact name of Registrant as specified in its charter)

Nevada	3990	20-0937461

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

TRIM HOLDING GROUP

300 Center Ave. Suite 202

Bay City, MI 48708

Tel: (989) 509-5954

(Address and telephone number of principal executive offices and principal place of business)

National Registered Agents, Inc. of NV 1000 East Williams St. Suite 204 Carson City, NV 89701

Tel: (800) 562-6429

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H. Grady Thrasher, Esq. Joyce, Thrasher, Kaiser & Liss, LLC

Five Concourse Pkwy Suite 2350

Atlanta, GA 30328

Tel: (404) 760-6000

Fax: (404) 760-0225

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ˜

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ˜

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ˜

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ˜

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	˜	Accelerated filer	˜

Non-accelerated filer	˜	Smaller reporting company	[x]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.0001 par value	15,000,000	$7.00	$105,000,000	$7,486.50

———————

(1) There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, all at indeterminate prices, as shall have an aggregate initial offering price not to exceed $105,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the U.S. Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

DATED December 30, 2009

TRIM HOLDING GROUP

Up to 15,000,000 shares of our common stock

By this prospectus, we may from time to time offer our securities in one or more offerings and in amounts, at prices and on terms that we will determine at the time of such offerings. We will provide specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock, par value $0.0001 per share, trades on the Over-the-Counter Bulletin Board under the symbol “TRHG.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of these securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and in the prospectus supplement we will deliver with this prospectus.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitle “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwrites and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may from time to time sell our securities described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $105,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. We urge you to read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference and as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the securities being offered.

This prospectus and the related prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus are the property of their respective owners.

A Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, the “Risk Factors” section on page 2, and the financial statements and the notes to the financial statements beginning on page F-1. In this prospectus, the “Company,” “we,” “us” and “our” refer to Trim Holding Group.

Corporate Background

We are a development stage company originally incorporated in the state of Delaware under the name TNT Designs, Inc. (“TNT”). At the time of our inception, we were engaged in the business of marketing and distributing scarves, handbags and other products from India. On October 7, 2009, following shareholder ratification and approval, we merged with and into Trim Nevada, Inc., a Nevada corporation, with Trim Nevada, Inc. being the surviving corporation. The merger was effectuated for the purpose of changing our domicile from Delaware to Nevada. Upon effectuating the merger, we changed our name to Trim Holding Group. Following the merger, we also changed our business and we are now engaged in designing, marketing, and selling products in the Health Care and Environmental Quality sectors. More specifically, we are focused on acquiring products or businesses in this sector.

Our office is currently located at 300 Center Ave. Suite 202, Bay City, MI 48708. Our telephone number is (989) 509-5954. We do not currently have a functioning website.

The Offering

Securities offering:

We may sell any amount of our securities described in this prospectus from time to time and in one or more offerings with a maximum aggregate offering price of $105,000,000. We will describe the specific terms and manner of offering of our securities by providing a prospectus supplement each time we offer and issue. See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which our securities may be offered. The applicable prospectus supplement will provide information about the terms of the securities, which may be offered as a unit, and the subscription receipts, and may add, update orchange other information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Common StockOutstanding:	As of December 30, 2009, 2,262,500 shares of our common stock were issued and outstanding.

Market for thecommon shares:

Our common stock is not listed on any stock exchange but is traded on the OTC bulletin board. Before we effectuated the merger (as described herein in the Corporate Background Section) on October 7, 2009, we traded on the OTC Bulletin Board under the name TNT Designs, Inc. and trade symbol “TNTD”. After the merger, we changed our name and business and are now trading on the OTC BulletinBoard under the trade symbol “TRHG.”

Dividends:

We have never declared or paid any dividends or distributions on our common stock.We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders.

Use of Proceeds:	Unless otherwise indicated in the applicable prospectus supplement, we intend to usethe net proceeds from the sale of the securities under this prospectus for general corporate purposes.

RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO OUR COMPANY

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve sufficient revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We changed our business following the change of domicile on October 7, 2009. We previously were engaged in the business of marketing and distributing scarves, handbags and other products from India. We are now focused on acquiring products or businesses in the Health Care and Environmental Quality sector.

In particular, potential investors should be aware that we have not proven that we can:

•	raise sufficient capital in the public and/or private markets;

•	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

•	respond effectively to competitive pressures; or

•	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in marketing our products. As such, there is a substantial risk that we will not be successful in generating sufficient operating revenues or in achieving profitable operations, irrespective of competition.

Because our management is inexperienced in operating a business in the Health Care and Environmental Quality sector, our business plan may fail.

Our management does not have any specific training in running a business in the Health Care and Environmental Quality sector. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

As a development stage company, we may experience substantial cost overruns in designing, producing and marketing our products and we may not have sufficient capital to successfully complete the production and marketing of our products.

The commercial success of any product is often dependent upon factors beyond the control of the company attempting to market the product, including, but not limited to, market acceptance of the product and whether or not third parties promote the products through prominent marketing channels and / or other methods of promotion. We may experience substantial cost overruns in designing and producing and marketing our products, and may not have sufficient capital to successfully complete our projects. We may not be able to develop or market our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors.

Because we may be forced to incur debt in the future on less than favorable terms, the resulting strain on our cash flow may impair our business operations.

In order to fund operations, we may issue debt instruments which will have a senior claim on our assets in the event of a sale of assets. Future debt service may cause strain on cash flow and impair business operations.

Customers, dealers and distributors may not purchase our products.

Customers, dealers and distributors may not accept and use our products or may prefer the products of a competitor to our own products. Acceptance and use of our future products will depend upon a number of factors including:

1) pricing relative to competing products;

2) nature and extent of market appeal;

3) effectiveness of marketing and distribution efforts by us and our dealers and distributors, if any; and

4) ability to easily and timely fill and deliver orders to customers and eventually to dealers and distributors.

There can be no assurance that our products will gain market acceptance. If and when we release our products on the market, if they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

Because executive management is free to devote time to other ventures, shareholders may not agree with their allocation of time.

Our officers will devote only that portion of their time, which, in their judgment and experience, is reasonably required for the management and operation of the Company and our business. Executive management may have conflicts of interest in allocating management time, services and functions among us and any present and future ventures which are or may be organized by our officers. Mr. Louis Bertoli is our President, CEO, and Chairman of the Board. He has served in these positions since our inception, and manages our daily operations, as well as heading up our development efforts. Mr. Bertoli is also the President and Director of Trim Holding Corporation, a private company. Since September 2006, Mr. Bertoli has served as a director of Gioto & Sons, Ltd, and also currently serves as a director of AIRAM LTD.

Mr. Nitin Amersey is our CFO, Secretary, Treasurer, and serves as a director of the Company. Mr. Amersey was elected as a director of Environmental Solutions Worldwide and has served as a member of the board since January 2003. In addition to his service as a board member of Environmental solutions Worldwide, Mr. Amersey has served as President of Circletex Corp., a financial consulting management firm since 2001 and has served as chairman of Midas Touch Global Media Corp from 2005 to the present. He is also currently the Chairman of Hudson Engineering Industries Pvt. LTD. In addition, Mr. Amersey currently serves as the director of Trim Holding Corporation, manager of Amersey Investment Holdings, LLC, and is the current owner of Langford Business Services LLC.

Despite Mr. Bertoli’s and Mr. Amersey’s services to these other organizations, however, they do not believe that it represents any conflict of interest with their duties as officers and directors of our company. Shareholders, however, may not agree with their allocation of time and interest in these other entities.

Management will not be required to direct us as their sole and exclusive function, and they may have other business interests and engage in other activities in addition to those relating to us. This includes rendering advice or services of any kind to other investors and making or managing other investments or competing products. Neither we nor any of the shareholders shall have the right to such other ventures or activities, or to the income or proceeds derived therefrom.

The loss of Louis Bertoli or Nitin Amersey, the Company’s sole directors and officers, or our inability to recruit a suitable replacement may harm our business.

We will be highly dependent on Louis Bertoli and Nitin Amersey for the management and operation of the Company. We do not maintain key man life insurance on Mr. Bertoli or Mr. Amersey. The loss of their services, would have a material adverse effect on propose business and operations. Competition for senior management, marketing and technical personnel in our industry and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for Mr. Bertoli and Mr. Amersey. In addition, if Mr. Bertoli or Mr. Amersey joins a competitor or forms a competing company, he may compete with us for customers, suppliers and/or business partners and other key professionals and staff members of our company. We compete for qualified personnel with other companies who offer similar products to ours and marketing firms. Intense competition for these personnel could cause our compensation cost to increase significantly, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of Mr. Bertoli and Mr. Amersey and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Louis Bertoli, our president and CEO, and Nitin Amersey, our CFO and secretary, each devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Bertoli or Mr. Amersey, nor do we maintain key life insurance for them. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to operate our business, develop a marketing program and address all necessary infrastructure concerns. We anticipate that we will require a minimum of $35,000,000 to fund our continued operations for the next twelve months. We hope to raise this capital through the sale of our securities in either a public market or a private placement. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption for more than twelve months. We have historically relied on credit to fund our business and we need liquidity to pay our operating expenses. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our revenues and earnings could be materially and adversely affected if we cannot anticipate market trends or enhance existing products or achieve market acceptance of new products.

Consumers of our products have several competitors’ products to choose from and we must compete with these products in order to sell our products and generate revenues. Our success is dependent on our ability to successfully anticipate and respond to changing consumer demands and trends in a timely manner, as well as expanding into new markets and developing new products. We may not be successful in developing, marketing and releasing new products that respond to technological developments or changing customer needs and preferences. We may also experience difficulties that could delay or prevent the successful development, introduction and sale of these new products. In addition, these new products may not adequately meet the requirements of the marketplace and may not achieve any significant degree of market acceptance. If release dates of any future products or enhancements to our products are delayed, or if these products or enhancements fail to achieve market acceptance when released, our sales volume may decline and earnings would be materially and adversely affected. In addition, new products or enhancements by our competitors may cause customers to defer or forego purchases of our products, which could also materially and adversely affect our revenues and earnings.

Because our officers and directors collectively own 1,995,000 shares, or 88.2% of our issued and outstanding common stock, investors may find that corporate decisions influenced by our executive officers and directors are inconsistent with the best interests of other stockholders.

Louis Bertoli is our President and Chairman of the Board of Directors. Nitin Amersey is our CFO, Secretary, Treasurer, and is a director of the Company. Together, they own approximately 1,995,000 shares, or 88.2% of our issued and outstanding common stock. Accordingly, they will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of our executive officers and directors may still differ from the interests of the other stockholders.

Because officers and directors collectively own 1,995,000 shares, or 88.2% of our issued and outstanding common stock, the market price of our shares would most likely decline if they were to sell a substantial number of shares all at once or in large blocks.

Louis Bertoli is our president and Chairman of the Board of Directors. Nitin Amersey is our CFO, Secretary, Treasurer, and is a director of the Company. Together, they own approximately 1,995,000 shares, or 88.2% of our issued and outstanding common stock. As such, if they were to sell, at any price, a substantial number of shares all at once or in large blocks, this may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur may materially and adversely affect prevailing markets prices for our common stock.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We may in the future discover areas of our internal financial and accounting controls and procedures that need improvement.

In addition, Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our registered independent auditors addressing these assessments. Both we and our registered independent auditors will be testing our internal controls in connection with the Section 404 requirements and could identify areas for further attention or improvement. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements may materially adversely affect our stock price.

Because our articles of incorporation and bylaws and Nevada statutes limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Under our articles of incorporation, bylaws and Nevada statutes, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

RISKS RELATING TO OUR INDUSTRY

If the market for our products does not continue to develop, or develops more slowly than we expect, our business may be harmed.

The market for our products in the application areas that we target is relatively new and, to a large extent, unproven, and it is uncertain whether our products will achieve and sustain high levels of demand and market acceptance. Our prospective customers may not be familiar with our products or technology in general, or may have traditionally used other products and technologies that are similar to ours. Consumers may need to be educated on the benefits of the use of our technologies and products. These educational efforts may not be successful, and as a result, the company may have difficulties in selling the products.

The market for our products is highly competitive, and if we fail to compete successfully, our business and results of operations would be significantly harmed.

We face significant competition in our industry from both established and emerging players. We may also face competition from companies that will expand into our industry in the future.

As the market for our products and services is new and evolving, winning key customer accounts early in the growth of the company will be critical to our ability to develop and grow our business. Competition for key potential customer accounts is intense. Failing to obtain orders from key potential customers, for competitive reasons or otherwise, and delays in the timing of product shipments under the orders we do obtain, would materially adversely affect our operating results, business and prospects.

Some of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of products such as ours. Consolidation in our industry could intensify the competitive pressures that we face because these consolidated competitors may have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. Many of our existing and potential competitors are better positioned than us to acquire other companies, technologies or products.

Our ability to compete successfully depends on a number of factors, including our ability to:

•	produce quality products;

•	effectively market our products;

•	provide high quality customer support;

•	price and sell the products in a manner that is appealing to potential customers;

•	develop and maintain a favorable reputation among our customers, potential customers, and key businesses that would promote our products;

•	the financial ability to withstand downturns in the general economic environment or conditions that would slow sales of our products; and

•	retain and expand a technical and executive team.

We will likely need to obtain and maintain certain advantages over our competitors in order to be competitive, and this requires resources. There can be no assurance that we will have sufficient financial resources to maintain our business development, marketing, sales and customer support efforts on a competitive basis, or that we will be able to maintain a competitive advantage with our products.

We may become subject to intellectual property infringement claims and other litigation that might be costly to resolve and, if resolved adversely, may harm our operating results or financial condition.

Third parties could in the future claim that our products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Negative developments with respect to lawsuits could cause our stock price to decline, and an unfavorable resolution of any particular lawsuit could have an adverse and possibly material effect on our business prospects, financial condition and results of operations.

Infringement claims could also result in an injunction barring the sale of our products or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms favorable to us or at all. The failure to obtain a license on commercially reasonable terms or the entry of an award of monetary damages against us or our indemnitees or an injunction that impairs our ability to market certain products or services could have a material adverse affect on our business, results of operation, financial condition or prospects.

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because we anticipate our products will be intended for consumer use, we may be subject to liability for any accidents or injury that may occur in connection with the use of these products or due to claims of defective design, integrity or durability of the products. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

The seasonality of our business, as well as changes in consumer spending and economic conditions, may cause our quarterly operating results to fluctuate and cause our stock price to decline.

Our net revenue and operating results may vary significantly from quarter to quarter. The main factors that may cause these fluctuations are:

˜	seasonal variations in operating results;

˜	variations in the sales of our products to our significant customers;

˜	increases in returned consumer electronics products in the first quarter which follows our peak third and fourth quarter sales;

˜	variations in manufacturing and supplier relationships;

˜

if we are unable to correctly anticipate and provide for inventory requirements from quarter to quarter, we may not have sufficient inventory to deliver our products to our customers in a timely fashion or we may have excess inventory that we are unable to sell;

˜	the discretionary nature of our customers’ demands and spending patterns;

˜	changes in market and economic conditions; and

˜	competition.

We may lose sales opportunities if we do not successfully develop and maintain strategic relationships with enterprise solution providers and distributors to sell and deliver our products.

While we plan to sell some of our products directly to certain customers, many purchases of our products will be made through various enterprise solution providers and distributors. Our success is dependent upon our ability to develop and maintain relationships with these resellers and manufacturers. We are unable to predict the extent to which these resellers will be successful in marketing and selling our products and since we do not intend to enter into any long term contractual relationships with resellers at this stage of our development, these relationship may be terminated at any time. If we fail to successfully manage our relationships with resellers and manufacturers, our ability to sell our products may be impaired and our business would be harmed.

Our products may contain errors or defects, which could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources and increased service costs, warranty claims and litigation.

We anticipate that any of the products we intend to develop or acquire will be complex and will need to meet stringent user requirements. In addition, we must develop these products to keep pace with rapidly changing markets. Sophisticated electronic and mechanical products like ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released. The products may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of our products and jeopardize our relationship with vendors and distributors. End users may also reject or find issues with our products and have a right to return them even if the products are free from errors or defects. In either case, returns or quality issues could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and warranty claims and litigation which could harm our business, results of operations and financial condition.

We will depend on a limited number of suppliers and assemblers for critical components and products, and our dependence on these suppliers and assemblers may result in increased operating costs, production delays and other material adverse effects.

The cost, quality and availability of some components used to produce our products are critical to the success of these products. We will rely on sole source or a limited number of suppliers for some of the key components, which we will use in some of our products. Our sole reliance on these sources suppliers will involve risks, including limited control over the price, timely delivery and quality of such components. These limited or sole source suppliers may become unable or unwilling to deliver these components to us at an acceptable cost or at all. Although we have identified alternate suppliers for most of our key components, any required changes in our suppliers could cause material delays in our production operations and increase our production costs. In addition, in the future our suppliers may not be able to meet our demands regarding volume, quality or timeliness. We may not be able to continue to use or obtain critical components in a timely or cost effective manner, or at all, and this could adversely affect our business, prospects and operating results.

Changes in industry standards and government regulation could adversely affect our ability to sell our products and impair our operating results.

In order to encourage widespread market adoption of our technology, industry standards have been developed, and we will design our products to comply with these standards. Changes in industry standards, or the development of new industry standards, may make our products obsolete. Our ability to compete effectively may depend on our ability to adapt our products to support relevant industry standards. We may be required to invest significant effort and to incur significant expense to redesign our products to address relevant standards. If our products do not meet relevant industry standards, including compliance with any qualification or certification processes, or if we are delayed in obtaining such certification, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, financial conditions, business and prospects.

In addition, regulations or standards adopted by other countries may require us to redesign our existing products or develop new products to be able to sell products in those countries. For example, foreign governments may impose regulations or standards with which our products do not comply. These regulations would impair our ability to sell our products in these markets, limiting our opportunities to generate revenue.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and may adversely affect our business, operating results and financial condition.

If we are unsuccessful in developing and introducing new products and enhancements, our operating results and competitive position may be harmed.

An important element of our development and growth strategy is the development and introduction of new products that will open up new revenue streams for us. We will commit resources to developing new products for our target markets, improving performance and reliability, and reducing costs. We cannot assure you that we will be successful in developing and introducing new products, or that any new products we do introduce will meet with commercial acceptance. Our failure to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development of new and enhanced products, which could result in product obsolescence, decreased revenue and/or a loss of market share to competitors.

We may be unable to successfully manage and expand our international operations. In addition, our international operations are subject to a variety of risks that may adversely affect our business.

We anticipate growing our business in part by continuing our international operations. Our international operations will involve a variety of risks, including:

•	unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom dutiesor other trade restrictions;

•	more stringent regulations relating to data privacy and the unauthorized use of, or access to, commercial and personal information;

•	lack of established standards or regulations for our products;

•	greater difficulty in supporting and localizing our products;

•	different or unique competitive pressures as a result of, among other things, the presence of local businesses and other market players;

•	limited or unfavorable intellectual property protection;

•	changes in a specific country’s or region’s political or economic conditions;

•	differing regulations with regard to maintaining operations, products and public information;

•	differing labor regulations; and

•	restrictions on repatriation of earnings.

If we are unable to manage and expand our international business in a timely and cost-effective manner in response to increased overseas demand, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, business and prospects. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business, prospects and operating results will suffer.

RISKS RELATING TO OUR SECURITIES

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 100,000,000 shares of preferred stock. Accordingly, our board of directors have issued series of preferred stock that will grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our common shares may be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

• that a broker or dealer approve a person’s account for transactions in penny stocks; and

• the broker or dealer receive from the investor a written agreement to the transaction, setting forth theidentity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

• obtain financial information and investment experience objectives of the person; and

• make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

• sets forth the basis on which the broker or dealer made the suitability determination; and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. Our common stock has been approved to trade on the OTC Bulletin Board system under the symbol “TRHG.” As a result, investors may be unable to sell their shares of our common stock. We cannot predict how liquid the market for our common stock might become.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Because we do not presently intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

For the indefinite future, we intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

You should consider the United States federal income tax consequences of owning our securities.

There are risks associated with the United States federal income tax consequences of owning our common stock. Because the tax consequences of owning our common stock are complex and certain tax consequences may differ depending on the holder's particular tax circumstances, each potential investor should consult with and rely on its own tax advisor about the tax consequences. In addition, there can be no assurance that the United States federal income tax treatment currently applicable to owning our common stock will not be modified by legislative, administrative, or judicial action that may have a retroactive effect. No representation or warranty of any kind is made with respect to the acceptance by the Internal Revenue Service or any court of law regarding the treatment of any item of income, deduction, gain, loss or credit by an investor on its tax return.

USE OF PROCEEDS

Except as provided in an applicable prospectus supplement, we will use the net proceeds from the sale of our common stock for project financing and general corporate purposes, including but not limited to, capital expenditures, product development, and marketing efforts. It is likely that the net proceeds will be insufficient to achieve our product development and marketing goals. If such proceeds are insufficient, we may need to seek additional capital; no source of such capital has been identified.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Trim Holding Groups’ issued and outstanding stock. This is due in part because the offering price per share of the common stock to be offered hereunder is expected to significantly exceed the nominal per share price paid by our officers, directors, and employees for shares totaling 1,995,000. Our net book value on September 30, 2009 was negative $70,030. Assuming all 15,000,000 shares offered are sold, and in effect Trim Holding Group receives the maximum estimated proceeds of this offering from shareholders, Trim Holding Groups net book value will be approximately $6.08 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.92 per share while the Trim Holding Group present stockholder will receive an increase of $6.11 per share in the net tangible book value of the shares that he holds. This will result in a 13.1% dilution for purchasers of stock in this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all of our future earnings to finance the growth and development of our business.

EFFECT OF INFLATION AND CHANGES IN PRICES

We do not believe that inflation and changes in price will have a material effect on operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time (1) directly to one or more purchasers, (2) directly to shareholders, (3) through one or more underwriters or dealers, (4) through agents, (5) through any combination of these methods of sales; or (6) in any manner, as provided in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

1) at a fixed price or prices, which may be changed;

2) at market prices prevailing at the time of sale;

3) at prices related to such prevailing market prices; or

4) at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If underwriters are used in the sale of any the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan or pledge the securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The Underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined by the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents, underwriters, and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving the securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable NASD limitations.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits

Penny Stock Regulations

You should note that our stock may be considered a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If our securities become subject to the penny stock rules, additional sales practice requirements will be imposed on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 400,000,000 shares of common stock with a par value of $0.0001, of which 2,262,500 shares are issued and outstanding as of December 30, 2009. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, of which 22,000 shares are issued and outstanding as of December 30, 2009. As of the date hereof, we have authorized 25,000,000 shares of Series 1, Class P-1 stock with a par value of $8.75 per share. Series 1 shall have 1:100 voting rights and shall be convertible to common stock at the discretion of the shareholder at a rate of 1:1.25. In addition to the Series 1, Class P-1 stock we have also authorized 75,000,000 of Series 2, Class P-2 stock with a par value of $7.00 per share. Series 2 shall have 1:1 voting rights and shall be convertible to common stock at the discretion of the shareholder at a rate of 1:1. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 100,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing. We are not registering any shares of preferred stock pursuant to this registration statement.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Warrants, Options, and Registration Rights

Currently, there are no warrants, options or other convertible securities outstanding. We have not granted any registration rights.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

The Company

We are a development stage company originally incorporated in the state of Delaware under the name TNT Designs, Inc. (“TNT”). At the time of our inception, we were engaged in the business of marketing and distributing scarves, handbags and other products from India. On October 7, 2009, following shareholder ratification and approval, we merged with and into Trim Nevada, Inc., a Nevada corporation, with Trim Nevada, Inc. being the surviving corporation. The merger was effectuated for the purpose of changing our domicile from Delaware to Nevada. Upon effectuating the merger, we changed our name to Trim Holding Group. Following the merger, we also changed our business and we now intend to engage in designing, marketing, and selling products in the Health Care and Environmental Quality sectors. More specifically, we are focused on investigating the acquisition of products or businesses in the Health Care and Environmental Quality sector.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through December 2010. There is no assurance that we will be able to achieve sales revenues sufficient to become profitable.

Competition

We will face significant competition in the Health Care and Environmental Quality industry. While we are aware there are numerous companies in our sector we will face competition from, we have not specifically identified our competitors at this point, in part because we have not fully identified the specific sector of the industry in which we intend to compete.

Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do. As a result, some of these competitors may choose to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of their products. Competitors that have larger market capitalization or cash reserves are better positioned than we are to acquire other companies in order to gain new technologies or products that may displace ours.

After acquiring products or businesses in our sector, we plan to compete primarily by emphasizing the innovative design and practical and easy use of our products.

Government Regulation and Standards

Because we have not specifically identified our products or market (other than our intent to compete in the Health Care and Environmental Quality sectors generally), we are not specifically aware at this time of any existing or probable government regulations that might affect the operation of the Company’s business.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws. However, Federal, state, local and foreign governments could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for products in our industry. We are aware that certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products. If such prohibitions or restrictions were widely adopted, such regulatory and environmental measures or a decline in consumer preference of plastic products due to environmental considerations could have a material adverse effect upon us. In addition, while we anticipate hiring third parties to manufacture our products, certain of our future operations may be subject to Federal, state, local and foreign environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. We have not yet and do not currently expect to make significant capital expenditures in order to comply with applicable environmental laws and regulations. We cannot predict with certainty our future capital expenditure requirements because of continually changing compliance standards and environmental technology. We do not have insurance coverage for environmental liabilities and do not anticipate obtaining such coverage in the future.

Intellectual Property

We expect to rely on a combination of trade secrets, including know-how, patents, employee and third-party nondisclosure agreements, copyright laws and contractual rights to establish and protect our proprietary rights in our products. Despite our efforts to protect our intellectual property rights, it may be possible for unauthorized third parties to copy portions of our products or to reverse engineer or otherwise obtain and use some technology and information that we regard as proprietary. Moreover, the laws of some countries do not afford us the same protection to proprietary rights as do the laws of the United States. There can be no assurance that legal protections relied upon by us to protect its proprietary position will be adequate.

Employees

We have commenced only limited operations. Therefore, we have no full-time employees. Our officers and directors, Louis Bertoli and Nitin Amersey, provide services to us on an as-needed basis. When we commence full operations, we will need to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not lease or own any real property. We currently maintain our corporate offices at 300 Center Avenue Suite 202, Bay City, MI 48708. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property. At this time, there is no cost to us to use these offices.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no legal proceedings that have occurred within the past five years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Before we effectuated the merger (as described herein in the Corporate Background Section) on October 7, 2009, we traded on the OTC Bulletin Board under the name TNT Designs, Inc. and trade symbol “TNTD”. After the merger, we changed our name and business and are now trading on the OTC Bulletin Board under the trade symbol “TRHG”. Because we have been operating under our new trade symbol for a short duration of time and have not commenced operations of our new business nor have we generated revenue from the new business, we have not experienced any market activity up to this point in time.

Holders

As of December 30, 2009, there were approximately 23 shareholders of record of our common stock.

Security Holders

As of December 30, 2009, there were 2,262,500 common shares outstanding which were held by 23 stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all of our future earnings to finance the growth and development of our business.

Transfer Agent

Bay City Transfer Agency and Registrar, Inc. is currently serving as our transfer agent.

PLAN OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Trim Holding Group. And the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

We are a development stage company focused on acquiring products and businesses in the Health Care and Environmental Quality sectors. As we are presently in the process of identifying products and sub markets in the Health Care and Environmental Quality sectors, our business plan is subject to change. We have not identified manufacturing processes, sales and distribution strategies, personnel needs or any related costs.

Liquidity and Capital Resources

As of December 4, 2009, we had $32,308 cash on hand.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

UHY LLP, an independent registered public accounting firm, is our auditor. Prior to October 7, 2009, Li & Company, PC was our auditor. There have not been any other changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current executive officers and directors and their ages are as follows:

Name Age Position Louis Bertoli 35 Chairman of the Board, President and CEO Nitin Amersey 57 Director, CFO, Corporate Secretary and Treasurer

Set forth below is information relating to the business experience of each of the directors and executive officers of the Company.

Louis Bertoli, age 35, was appointed Chairman Chief Executive Officer and President in June 2009. Mr. Bertoli received a degree as a professional Surveyor in Brescia, Italy and continued his studies in the University of Civil Engineering of Brescia, Italy. Subsequently Mr. Bertoli devoted his full time to the companies held by his family, which focus on the developments of new innovative technologies in the health care industry. Mr. Bertoli has over 5 years of experience in this sector. Mr. Bertoli currently serves as a President & Director of Trim Holding Corporation, a private company, from September 2008 through the current date. He also serves as a director of Gioto & Sons Ltd – UK from September 2006 through the current date. Mr. Bertoli served as a Director of AIRAM LTD – UK from March 2003 until the time of the dissolution in January 2009.

Nitin Amersey age 57, was appointed to the Board and as Corporate Secretary and Treasurer in June 2009. In December 2009, Mr. Amersey was appointed Chief Financial Officer of the Company. He has over thirty-five years of experience in international trade, marketing and corporate management. Mr. Amersey was elected as a director of Environmental Solutions Worldwide and has served as a member of the board since January 2003. Mr. Amersey was appointed interim Chairman of the Board in May 2004 and subsequently was appointed Chairman of the Board in December 2004. In addition to his service as a board member of Environmental Solutions Worldwide, Mr. Amersey has been Chairman of Scothalls Limited, a private trading firm since 1978. Mr. Amersey has also served as President of Circletex Corp., a financial consulting management firm since 2001 and has served as chairman of Midas Touch Global Media Corp from 2005 to the present. He is also currently the Chairman of Hudson Engineering Industries Pvt. LTD. A private company domiciled in India. From 2003 to 2006 Mr. Amersey was Chairman of RMD Entertainment Group and also served during the same period as chairman of Wide E-Convergence Technology America Corp. He is the manager of Amersey Investment Holdings LLC. Mr. Amersey is also the owner of Langford Business Services LLC. He has served as a Director of Trim Holding Corporation, a private company, from September 2008 through the current date. Mr. Amersey has a Masters of Business Administration Degree from the University of Rochester, Rochester, N.Y. and a Bachelor of Science in Business from Miami University, Oxford, Ohio. He graduated from Miami University as a member of Phi Beta Kappa and Phi Kappa Phi. Mr. Amersey also holds a Certificate of Director Education from the NACD Corporate Director's Institute.

Directors

Our bylaws authorize no less than one (1) and no more than (11) directors. We currently have two Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with out bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Significant Employees

We have no significant employees.

Director or Officer Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on February 17, 2004 and subsequent merger and re-domicile on October 7, 2009, we have not compensated any officer, director or employee of the Company. We have no employment agreements with any of our directors or executive officers. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on February 17, 2004 and subsequent merger and re-domicile on October 7, 2009, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on February 17, 2004 and subsequent merger and re-domicile on October 7, 2009, none of our directors or executive officers has held unexercised options, stock that has not vested, or equity incentive plan awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 30, 2009, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,262,500 shares of our common stock issued and outstanding as of December 30, 2009. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is 300 Center Avenue Suite 202, Bay City, MI 48708.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned

Louis Bertoli (1)	1,990,000	87.9%
Nitin Amersey (2)	5,000	*
All directors and executive officers as a group (2 people)	1,995,000	88.2%

* Less than 1%

(1) Mr. Bertoli is the Chairman of the Board and President and Chief Executive Officer of Trim Holding Group.

(2) Mr. Amersey is a director and Corporate Secretary and Treasurer of Trim Holding Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Amersey Investments, LLC has been engaged to provide consulting services to Trim Holding Group for the next 2 calendar years for a monthly fee of $5,000.00. Mr. Nitin Amersey is a principal of Amersey Investments. Mr. Amersey also serves as an executive officer and as a director of Trim Holding Group.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

Accounting Fees and Expenses		$10,000.00

SEC registration fee		7,486.50

Legal fees and other expenses

Total	$

LEGAL MATTERS

Joyce, Thrasher, Kaiser & Liss, LLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by UHY LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATIONS

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by Registrant, are as follows:

Securities and Exchange Commission registration fee	$
Printing and Engraving Fees	$
Accounting fees and expenses	$
Legal fees and expenses	$
Total	$

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3. a transaction from which the director derived an improper personal profit; and
4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1. such indemnification is expressly required to be made by law;
2. the proceeding was authorized by our Board of Directors;
3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;
4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On December 4, 2009, we issued 22,000 shares of preferred stock to Mr. Louis Bertoli in consideration for satisfaction of an outstanding debt incurred from a cash loan of $192, 500 provided to the Company by Mr. Bertoli. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws(1)
23.1	Consent of UHY, LLP
23.2	Consent of Li & Company, PC

(1) Included in previously filed reporting documents.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Bay City, Michigan on December 30, 2009.

TRIM HOLDING GROUP

By: /s/ Louis Bertoli

Louis Bertoli

President and Chief Executive Officer

Chairman of the Board of Directors

By: /s/ Nitin Amersey

Nitin Amersey

Chief Financial Officer, Corporate Secretary and Treasurer

Director